[LOGO OF THACHER, PROFFITT & WOOD]

October 25, 2005

Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, Connecticut 06830

Soundview Home Loan Trust 2005-B

Asset-Backed Certificates, Series 2005-B

Ladies and Gentlemen:

We have acted as counsel to Greenwich Capital Financial Products, Inc. (the “Seller”), Financial Asset Securities Corp. (the “Depositor”) and Greenwich Capital Markets, Inc. (“GCM”, the “Initial Purchaser” and the “Underwriter”) in connection with (i) the Assignment and Recognition Agreement, dated October 25, 2005, among the Seller, the Depositor and Countrywide Home Loans, Inc., the Assignment and Recognition Agreement, dated October 25, 2005, among the Seller, the Depositor and Aames Capital Corporation, the Assignment and Recognition Agreement, dated October 25, 2005, among the Seller, the Depositor and Fremont Investment & Loan, the Assignment and Recognition Agreement, dated October 25, 2005, among the Seller, the Depositor and Meritage Mortgage Corporation, the Assignment and Recognition Agreement, dated October 25, 2005, among the Seller, the Depositor and Long Beach Mortgage Company, the Assignment and Recognition Agreement, dated October 25, 2005, among the Seller, the Depositor and New Century Capital Corporation and the Assignment and Recognition Agreement, dated October 25, 2005, among the Seller, the Depositor and WMC Mortgage Corp. (each a “Seller Sale Agreement”), (ii) the Pooling and Servicing Agreement, dated as of October 1, 2005 (the “Pooling and Servicing Agreement”), among the Depositor, Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation (the “Servicers”) and Deutsche Bank National Trust Company (the “Trustee”), and the certificates issued pursuant thereto designated as Asset-Backed Certificates, Series 2005-B (the “Certificates”), (iii) the Underwriting Agreement, dated October 21, 2005 (the “Underwriting Agreement”), between the Depositor and the Underwriter and (iv) the Certificate Purchase Agreement, dated October 25, 2005 (the “Purchase Agreement”), between the Depositor and the Initial Purchaser, (v) the Prospectus Supplement, dated October 21, 2005 (the “Prospectus Supplement”), and the Prospectus to which it relates, dated September 26, 2005 (the “Base Prospectus” together with the Prospectus Supplement, the “Prospectus”) and (vi) the Private Placement Memorandum, dated October 25, 2005 (the “Private Placement Memorandum”). The Seller Sale Agreements, the Pooling and Servicing Agreement, the Underwriting Agreement and the Purchase Agreement

are collectively referred to herein as the “Agreements.” Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

We have conducted no independent investigation with respect to the facts relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. This opinion letter is therefore based solely upon our review of the documents referred to herein. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on such actual present knowledge of such attorneys.

In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States including without limitation the Securities Act of 1933, as amended (the “1933 Act”) and Sections 860A through 860G (the “REMIC Provisions”) of the Internal Revenue Code of 1986, as amended (the “Code”) applicable to a real estate mortgage investment conduit (“REMIC”) and applicable regulations thereunder and current judicial and administrative authority with respect thereto. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

Based upon and subject to the foregoing, it is our opinion that:

1.

Each of the Agreements to which the Seller or the Depositor is a party (to the extent that the laws of the State of New York are designated therein as the governing law thereof), assuming the necessary entity power and authority therefor and authorization, execution and delivery thereof by the parties thereto and the enforeability thereof against the other parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the Depositor or Seller, as the case may be.

2.

The Certificates, assuming the necessary power and authority therefor, authorization, execution, authentication and delivery thereof and payment therefor in accordance with the applicable Agreements, are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

3.

Assuming the accuracy of and compliance with the factual representations, covenants and other provisions of the Agreements without any waiver or modification thereof, for United States federal income tax purposes within the meaning of the Code in effect on the date hereof, (i) each of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 will qualify as a REMIC, (ii) the REMIC 1 Regular Interests will represent ownership of the “regular interests” in REMIC 1, and the Class R-1 Interest will constitute the sole class of “residual interests” in REMIC 1, (iii) the Class A Certificates and the Mezzanine Certificates (exclusive of any right of the holder of such Certificates to receive payments from the Net WAC Rate Carryover Reserve Account), and the Class C Interest and Class P Interest, will represent ownership of “regular interests” in REMIC 2 and will generally be treated as debt instruments of REMIC 2, and the Class R-2 Interest will constitute the sole class of “residual interests” in REMIC 2, (iv) the Class C Certificates will represent ownership of “regular interests” in REMIC 3 and will generally be treated as debt instruments of REMIC 3 and the Class R-3 Interest will constitute the sole class of “residual interests” in REMIC 3, (v) the Class P Certificates will represent ownership of “regular interests” in REMIC 4 and will generally be treated as debt instruments of REMIC 4, and the Class R-4 Interest will constitute the sole class of “residual interests” in REMIC 4, (vi) the Class R Certificates will evidence ownership of the Class R-1 Interest and Class R-2 Interest and (vii) the Class R-X Certificates will evidence ownership of the Class R-3 Interest and the Class R-4 Interest.

4.

The statements made in the Prospectus Supplement under the heading “Federal Income Tax Consequences”, to the extent that those statements constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

We hereby consent to the filing of this opinion letter as an Exhibit to the Current Report of the Registrant on Form 8-K and to the Registration Statement, to the use of our name in the Prospectus and Prospectus Supplement under the heading “Legal Matters” and to the filing of this opinion letter as an exhibit to any application made by or on behalf of the Registrant or any dealer in connection with the registration or qualification of the Certificates under the securities law of any State of the United States or other jurisdiction, without admitting that we are “persons” within the meaning of Section 7(a) or I I (a)(4) of the 1933 Act, or “experts” within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

Very truly yours,

By: /s/ Thacher Proffitt & Wood LLP